QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

LIST OF SUBSIDIARIES OF NAVIGATION TECHNOLOGIES CORPORATION
(A DELAWARE CORPORATION)

1.
Navigation Technologies North America, LLC (a Delaware limited liability company)

2.
Navigation Technologies International, LLC (a Delaware limited liability company)

3.
Navigation Technologies Kabushiki Kaisha (a Japan corporation)

4.
Navigation Technologies Canada, Inc. (an Ontario corporation)

5.
Navigation Technologies B.V. (a Netherlands corporation)

6.
Navigation Technologies GmbH (an Austria corporation)

7.
NV Navigation Technologies SA (a Belgium corporation)

8.
Navigation Technologies S.A.S. (a France corporation)

9.
Navigation Technologies NavTech GmbH (a Germany corporation)

10.
Navigation Technologies S.r.l. (an Italy corporation)

11.
Navigation Technologies—Technologias de Navegacao, Unipessoal, Ltd (a Portugal corporation)

12.
Navigation Technologies S.L. (a Spain corporation)

13.
Navigation Technologies Sweden AB (a Sweden corporation)

14.
Navigation Technologies (NavTech) GmbH (a Switzerland corporation)

15.
Navigation Technologies Ltd. (a United Kingdom corporation)

16.
Navigation Technologies SRO (a Czech Republic corporation)

QuickLinks

LIST OF SUBSIDIARIES OF NAVIGATION TECHNOLOGIES CORPORATION (A DELAWARE CORPORATION)